Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-235642) and S-8 (Nos. 333-232034, 333-227812, 333-222955, 333-221212 and 333-218992) of UroGen Pharma Ltd. of our report dated March 2, 2020 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

Tel-Aviv, Israel	/s/Kesselman & Kesselman
March 2, 2020	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, Trade Tower, 25 Hamered Street, Tel-Aviv 6812508, Israel,
P.O Box 50005 Tel-Aviv 6150001 Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.com/il